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                                        August 30, 1990




Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611

Gentlemen:

     In accordance with Section 6. of Article VII of the bylaws of Playboy Enterprises, Inc. (the "Company"), and Section 145(e) of the Delaware General Corporation Law, I hereby undertake to repay to the Company any fees and expenses paid by it on my behalf in advance of the final disposition of that legal action known as Harry Lewis v. Playboy Enterprises, Inc., Civil Action No. 90 Ch 07882 in the Circuit Court of Cook County, Illinois, if it shall ultimately be determined that I am not entitled to be indemnified by the Company as authorized by Section 145 of the General Corporation Law of the State of Delaware.

                                        Sincerely,



                                        Signature of Christie Hefner
                                        ----------------------------
                                        Christie Hefner